Final Transcript

Conference Call Transcript

NWMO.OB - New Motion, Inc. at Sanders Morris Harris Investor Growth Conference

Event Date/Time: Nov. 08. 2007 / 10:00AM ET

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Final Transcript
Nov. 08. 2007 / 10:00AM ET, NWMO.OB - New Motion, Inc. at Sanders Morris Harris Investor Growth Conference

CORPORATE PARTICIPANTS

Burton Katz
New Motion - CEO

PRESENTATION

Unidentified Participant

Hi, welcome to the next presentation, of New Motion. It's my pleasure to introduce a good friend of mine, Burton Katz, who's the CEO of the Company. We did a deal for these guys back in February and it's been a rousing success. And with no further adieu, Burton Katz, CEO.

Burton Katz - New Motion - CEO

Thank you. Today, I'm going to update and provide some highlights of the Company ahead of its Q3 results that will be announced formally next week. In addition to that, I'd like to present the Company in the context of what's a very exciting time for us, which is our pending merger transaction with a company called Traffix, Inc., a NASDAQ globally listed public company.

To provide some highlights on the Company of New Motion ahead of our Q3 results that will be announced next week, we will go from $6.6 million in net revenues in Q2 of 2007 and provide a range of anywhere between $10 million and $10.5 million in Q3, representing significant growth quarter-over-quarter. In addition to that, we also expect EBITDA margins to slightly improve during that same time period.

So, again, we will provide in the future, let's call it at some point next week, more formal information on those results and provide a lot more input, but that gives you an update kind of on where we are moving forward.

What I'd like to do is present the Company as it sits today, again, and as it sits with its pending transaction with Traffix, Inc. To give you an idea of the transaction summary, first and foremost, New Motion has acquired Traffix, Inc., on a fully diluted basis, on an all-equity offer, 55% of the company will be owned by New Motion shareholders, 45% by Traffix shareholders.

There will be, fully diluted, 25 million shares outstanding and we expect the transaction to close, if we're being hopeful, this side of this year, but more than likely it will close sometime in the middle of January. Upon closing of the transaction, we expect the Company to be listed on the NASDAQ Global Exchange with a new management change where the CEO of Traffix will be retiring and I, as the CEO of New Motion, Inc., will actually take over as CEO of the combined company.

Again, right now, we're going through the closing process. We'll continue to update people as we go through. The S-4 was filed just this week, so I would definitely point everybody to that for a much more detailed look at the transaction for the combined entity.

But let me give you in terms of the context of what this Company is going to be as we move forward, the relative size of it, the growth of the industry we work in and the opportunities that lie ahead of us. Number one is what we are is we will be a digital entertainment network. What that means is that we sell content services directly to customers and we do it primarily through the fixed Internet.

The one uniqueness about what we do is we believe we have the right revenue model for the future. What do I mean by that? We as a mobile entertainment company have the ability to go to market in two different ways. Number one is we can go to market on carriers' decks, or we can go to market what's called off portal, where we basically leverage the carrier for the both billing relationship and delivery of the content.

The majority of growth in the industry right now is in the off-portal business and it's a business where the margins tend to be considerably higher because we control the relationship with the end customer.

In addition to that, in context with the merger with Traffix, Traffix is an Internet media company that basically monetizes its subscribers through third-party advertising. So in the future not only will we monetize our audiences through premium-billed subscriptions that we do today, but we'll also be able to augment that with third-party advertising that we lay on top of it.

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Final Transcript
Nov. 08. 2007 / 10:00AM ET, NWMO.OB - New Motion, Inc. at Sanders Morris Harris Investor Growth Conference

We are operating in a growing market, if you think about the two markets that the combined entity will operate in, both mobile entertainment, which is growing at 62% compounded annual growth rate in this country alone, along with Internet advertising, which already a large market, with $20 billion of revenue in the first half of this year is expected to double over the next four years.

Most importantly, we believe we're well positioned and uniquely positioned. Today, as a Company, we are selling a unique set of products and services that are really tailored to the audience who is coming online to discover mobile content, to manage their subscriptions to their mobile content services and continue to acquire more and more of our content.

This audience that we're actually reaching today tends to skew to be female, 28 to 45 years old, which is much different than what we've seen in the ringtone audience, which tends to be a much younger kind of an audience. So we believe we're very well positioned, with expanding demographics, to continue to grow our business moving forward.

In addition to that, the combined company has a balanced and unique product portfolio. We will own a whole library of proprietary content, which allows us to leverage some licensed content, but mostly leverage proprietary content and user-generated content, keeping our cost of goods at a fairly low level.

And on the close of the transaction, we do expect the company to have anywhere between $37 million and $40 million of cash on its balance sheet, with no debt and with the company in the first quarter of next year on a combined basis will be generating positive operating free cash flow.

So, again, I think that the financial strength of the business obviously is a harbinger for what we want to do in terms of not only growing the business organically, but obviously growing the business acquisitively, as well.

And, finally, we believe we have one of the most seasoned management teams in the mobile entertainment and Internet media space. I myself have eight years experience in the mobile content sector, both in Europe, Asia and the U.S. Our Chief Operating Officer of the combined companies is the ex-Chief Operating Officer of T-Mobile here in the U.S. and we've recently hired and filled out a whole slew of our management team of seasoned executives in the digital space, mobile and telecom.

So how important is mobile entertainment and Internet media, just to give you a relative sense of the market? And please keep in mind, this is just looking at the U.S. Again, today, you have 62% compounded annual growth rate of mobile content here. If you think about what's just been announced, one billion text messages a day are being sent in the U.S. alone from almost nothing two to three years prior.

Then, if you look at the other space our business converges with, online advertising. Online advertising had $20 billion of revenue in the first half of this year and is on pace for that and is expected to double all the way up to almost $40 billion by 2011. So both places where we monetize our audience using mobile premium subscriptions along with third-party advertising are high growth markets here in the U.S.

But what we like is not each market by itself. We believe the real future is the convergence of mobile entertainment Internet media and our ability to use premium-billed subscriptions to integrate and leverage these two highly complementary media, Internet and information channels. What do I mean by that?

If you think about the fixed Internet, it's the absolute most measurable acquisition vehicle that's ever existed. It is by far the most efficient place that one can actually acquire customers. In the mobile space, the mobile medium is the easiest place to actually activate a customer, because effectively you don't need someone's credit card. You need someone to only provide you with their phone number, which is much less information for them to actually -- it's much less friction for them to actually acquire one of our contents.

On the fixed Internet you have demonstrable scale. Today, people sit there with their laptops on their couch as they sit there and watch TV, but it's almost like a broadband utility. So the Internet here, particularly in this country, is pervasive. The mobile phone is one of the two things you take with you when you leave your house. You take your wallet and you take your phone.

So we basically are providing the scale of the Internet and integrating that with the portability and the reach of the mobile phone. On the fixed Internet, there's obviously a huge consumer demand for content. The difference is that people have been trained that they don't have to pay, that it's an ad-supported media model.

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Final Transcript
Nov. 08. 2007 / 10:00AM ET, NWMO.OB - New Motion, Inc. at Sanders Morris Harris Investor Growth Conference

On the mobile phone, while still a less rich experience, users and consumers around the world have already shown that they habitually have been shown that they should pay for these services. So, again, we believe the marriage of these two things provides a lot of opportunity as we move forward.

But before we get into sort of the business model, the products and services we offer, let me back up a second and tell you how it actually works, how do we actually acquire customers, how do customers then have the ability to use our services.

Someone comes online and it could be through a Google search campaign. It could be through a banner on MySpace. It could be through a registration path on some small website that's run by a college kid in his dorm room. It's really all of the above. And the user clicks on the campaign, responds to an ad.

In this particular instance, I'm showing you a casual game site that we operate that I'll explain a little bit more in a minute. In this particular scenario, the user is prompted to enter his phone number and then to click on the terms and conditions that show you what the price of a service is, what the terms of the services are, et cetera.

The use is sent a PIN message to their phone, so you get a text message sent to your phone that authenticates it's you and it reminds you the price of the service, the terms of the service that you're signing up for and then the user takes the PIN, that secure PIN, enters it back online and then he's activated as a customer.

So, again, I think the highlight here is it's a very customer-friendly process and one that's very transparent to the user. Ultimately, once the user actually enters his PIN number, he can now come into the site and he can play games online, but he can also download games to his phone, download ringtones and all sorts of other types of services.

Subsequent to that, he actually gets a billed message on his phone that says welcome to the service, let's them know the price of the service, the terms, et cetera. And every month that that user still subscribes to the service, we actually send him that billed message, letting him know he's a member of the service, what he gets as part of that service and what he's able to do with that.

So peeling it back a little bit and looking at sort of the value chain of the business and all the different players, and I think the best way to do this is the following. Number one is this is a subscription model. It's not a transactional one, meaning that it's a recurring revenue stream and the sort of metrics that you want to look at are your lifetime values of your customers, your average revenue per user, your CPAs, churn rates and whatnot. And no difference in the way a wireless carrier, someone from a satellite radio company, would look at their business. We use the same exact metrics.

But if you look at the value chain, there's a number of different players in here, and the way we like to look at it is start with the consumer. The consumer typically will pay for our services $9.99 a month. Of that $9.99, the telco, AT&T, Verizon, et cetera, plus the third-party biller, will take approximately $4.00 of that transaction. So what we're left with is $6.00, and what we are is the value-added service provider. The value-added service provider can be analogous to the book of the month club or the DVD clubs that college students used to sign up for.

We aggregate the content, we promote the content, we own the customer relationship, so what we book is $6.00 before any refunds and reserves. But we have two costs. Our two costs are, number one, content. Of course, I'll show you in a minute how we tend to keep our content costs quite low because of our highly leveraged against proprietary content and user-generated content.

And in addition to that, our single-biggest expense every month, far higher than even my fixed-cost infrastructure is marketing, basically buying media online, distribution of anything from, again, you saw before, through search campaigns, display campaigns and so forth and so forth. But these are basically all the different players in the model.

With the transaction with Traffix, who is an Internet, media and online media and advertising company, we effectively vertically integrate across the value chain of our business. We own our own content library. We own our own exclusive, premium-billed mobile offers and we also own now our own media, as well as our ability to generate third-party media.

We believe that we are one of the first companies in the space on a global basis to actually approach this model in this way and I think -- we'll show you in a little bit here as we peel back the model what the value of this transaction will bring to us.

And by doing that, I think we should start with the metrics of the business. Today, if we look at a P&L from a single user, a user pays $9.99 for our service. And after we take reserves or refunds, we're basically left with $5.82 more or less as an average on a monthly basis per billable subscriber. We have two costs, though, so we book that as revenue, except our content costs are about 2% to 4% of revenue. Now, anyone who knows the mobile content space or the media space in general realizes that's a very low percentage, already.

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Final Transcript
Nov. 08. 2007 / 10:00AM ET, NWMO.OB - New Motion, Inc. at Sanders Morris Harris Investor Growth Conference

The reason, again, is we leverage a lot of proprietary content that we write ourselves against a balanced portfolio of some highly -- some branded licensed content that we own. Our cost per acquisition is about $10, so obviously we expense that today. We don't put that on the balance sheet and amortize it over time. So that $10 to acquire a customer is expensed today, and that is the model.

Having said that, it is relevant to note here one thing, published rates on affiliate networks for people in the mobile content space today are anywhere between $14 to $15, all the way up to $21. So already, even before this transaction, with the business model, with the products and services that New Motion has invested in over the past six months, we already have the most competitive cost per acquisition figure in the entire market.

What is the lifetime value of the customer, because that's really what you want to look at when you look at your return on investment. Today, the average life of a customer is about four months, and what that means to us of a billable customer is worth about $20 to $24 to us in the first year alone.

It's important to note that we don't measure the long tail, so everyone obviously in direct marketing is aware that some people stay for a very long time, two years, three years. What we contemplate and measure is the first-year value of that customer. So, again, the payback period is a four to five-month payback period with a return on investment of anywhere between 100% and 120% on that marketing investment in the first year. Now, if we look at the power of how we turbocharge this model moving forward with the transaction that we are contemplating and about to enter, all the metrics on the revenue line stay the same.

Our content costs get even cheaper, because Traffix owns a huge library of music content, as well as games content. In addition to that, because Traffix owns a network of 25 -- of Web properties that generate about 25 million unique visitors a month, an affiliate network of 6,000 publishers that we can syndicate third-party offers to and a search engine marketing company that manages over two million click terms a month -- a day, effectively our CPA should be anywhere at the high end of $8.80 moving forward.

In addition to that and something that's not contemplated in the pro forma numbers that we'll lay out here this morning is that because in an online advertising model when you go out and try to buy media and arbitrage it, there's a cost to buying that media. Because New Motion as a standalone business is going to be buying those impressions and buying that media online already, every bit of third-party advertising that we can augment on our billable subscriber base is not only revenue but drops right to the bottom line.

And management conservatively estimates that we will basically increase our average revenue per user by $0.40 per billable user next year as we actually enter the transaction with Traffix and are able to monetize our subscribers not just through premium-billed subscriptions but their advertising already.

Again, this is not something that's contemplated in the pro forma numbers that will be outlined here in a little bit, but something that provides a lot of top-line synergy for the business moving forward. And, of course, what that means is a higher lifetime value of our customer and a return on our investment that's considerably higher than us as a standalone company. But, of course, a picture probably says a thousand words, and this graph is really how the model lays itself out.

We have said and we will continue to say that in Q1 of 2008 we will have an average of one million billable subscribers. What that means moving forward is that as our costs of marketing stay relatively constant, only increasing slightly and our fixed costs only increase slightly as this business scales efficiently, for every dollar of new revenue I had on a monthly basis going forward, the EBITDA margin against those dollars is increasing, because of my recurring revenue base that I've built up and invested so heavily in this year of 2007.

And we are, I think important to note, and we'll provide much more information in our Q3 conference call next week, at that critical inflection point, the inflection point where we're getting close to that EBITDA neutral level while we're growing our revenue month over month.

So what are our products and services? How are they quarter and how do we offer them to the customers and how do we integrate them with the Traffix business moving forward? First of all, we have a content portfolio of four different categories of product. Number one is interactive contests. Number two is digital music. Number three is casual games and number four is community and lifestyle.

Our product strategy is geared, and you'll see this theme throughout all of our products of converging online media with mobile entertainment, so that users can play with our products and services online, but also take them on the go with them on their PC.

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Final Transcript
Nov. 08. 2007 / 10:00AM ET, NWMO.OB - New Motion, Inc. at Sanders Morris Harris Investor Growth Conference

And, finally, we believe, and you'll see this with two of the biggest product categories we have right now, have successfully expanded the demographic audience of the mobile entertainment market that to date has predominantly been a market of 15 to 25 year olds. It's now something that we've expanded to a female audience of 28 to 45 year olds.

Our first category of content is interactive contests and something we've been highly successful with that we launched at the end of Q1 of 2007 called Bid for Prizes. Bid for Prizes is a program of what's commonly called a reverse auction. So basically we give away prizes and promotions every day online and provide people the ability to go play games, download ringtones, do all sorts of different things. But the key is, is users are responding to the opportunity to play this contest.

And what's important is that they can all play for free online. So people can come online and users can play for free. But if you want to actually play the game from your mobile phone, you have to actually pay $9.99 per month.

In October, during the month of October, we had already 450,000 active billable subscribers on the service, a service that was only launched five to six months prior. Our second category that we're seeing a lot of success with today is casual games. We've launched a site in a commercial partnership with Traffix called Gatorarcade.

Gators is a casual game Web property where users can come online, play the games online, but also download premium mobile games to their handset and as part of an arcade, when they win points, can actually download ringtones, win prizes and all sorts of other gifts. Again, this is something that we launched only about four months ago.

It has acquired over 175,000 customers and today probably has nearly north of 100,000 billable customers on the service already. So, again, it's an online element. There's a mobile element. But the key is it's a female audience from 28 to 45 years old. Our third category of product is digital music, and while certainly we do sell ringtones and it's still a nice growth market, what we're most excited about is something we have in test phase right now called [Altnet]. Altnet is the legacy of one of the hottest peer-to-peer brands that existed, delivering music, TV and film content.

This service will now be launched sometime early next year as a legitimate pay-for music service with licensed content from all the major record labels, eventually with content from the movie studios, where we'll tie people's ability to download and stream music onto their PC, but also basically download ringtones, music, artist images and a whole host of other music content on their phone. And they'll be able to do this on a monthly basis, with the key difference is that the mobile phone will be what you use as the billing mechanics. And in addition to that, it will be the peer-to-peer network that delivers this content.

And, finally, we are seeing a lot of success today in our community and lifestyle category, everything from horoscopes to dating tips and chat services, all things that are growing quite extensively today and things that will continue to invest in as we move forward. We will also see that as a big opportunity to apply free open access content to create a community tying the mobile phone to the fixed Internet and creating an as-supported model as an augment to our premium mobile subscription service.

But what becomes very powerful is how we integrate all these products and services with the current Traffix assets. Again, Traffix has a network of Web properties that generate 25 million unique visitors a month. It has an affiliate network that has 6,000 publishers that we syndicate third-party offers to, a search engine marketing company that manages over two million click terms a day on Google and Yahoo! and a list of data, both e-mail and wireless cell phones that is quite extensive.

So as we not only have our own content, not only have our own exclusive, mobile premium billed offers, we will now combine those with Traffix's vast distribution and media. But if we peel the whole thing back and provide the pro forma guidance based on the fairness opinions of both bankers in the transaction, what you see here is a growth story both in revenues, but also in EBITDA.

Combined, the companies in 2008, expect to do between $145 million and $160 million of revenue with an EBITDA margin of 12% to 14%, giving us a range of $18 million to $23 million in EBITDA. Effectively, what's most important there, and I draw you back to the picture we showed a little bit ago, is that not only are we showing revenue growth here, but the revenue growth is high-quality revenue growth and that the margins are increasing as well.

Moving forward, I think the opportunities that exist for us as a Company is that we will be in this mobile entertainment, Internet media space a highly -- a financially strong business with a strong balance sheet, with a strong P&L, a growth story, and one that has many other opportunities to grow the business, not just here domestically, but internationally as well. Thank you.

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Final Transcript
Nov. 08. 2007 / 10:00AM ET, NWMO.OB - New Motion, Inc. at Sanders Morris Harris Investor Growth Conference

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Forward Looking Statements

This transcript contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, are based on certain assumptions and reflect our current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and other important factors that could cause actual results, performance or achievement to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the risk that the proposed transaction may not be completed in a timely manner, if at all; the failure of stockholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of New Motion, Inc. and Traffix, Inc. may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following the merger, including our relationships with third parties; general business and economic conditions; geopolitical events and regulatory changes; the performance of financial markets and interest rates; and the ability to obtain any required approvals of the transaction on a timely basis; as well as other relevant risks detailed in the filings of New Motion and Traffix with the Securities and Exchange Commission and available at the SEC’s Internet site located at http://www.sec.gov/. The information set forth herein should be read in light of such risks. The information set forth herein speaks only as of the date hereof, and New Motion and Traffix disclaim any intention or obligation to update the information contained in this press release.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving New Motion, Inc. and Traffix, Inc. In connection with the proposed transaction, New Motion, Inc. has filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of New Motion and Traffix plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of New Motion and Traffix. INVESTORS AND SECURITY HOLDERS OF NEW MOTION, INC. AND TRAFFIX, INC. ARE URGED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by New Motion and Traffix through the web site maintained by the SEC at http://www.sec.gov/. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Ray Musci, president, New Motion, Inc. at 949-777-3700 ext. 221, or by directing a request to Todd Fromer 212-682-6300 ext. 215 or Beth More 212-682-6300 ext. 224 of KCSA, investor relations representatives for Traffix, Inc.

New Motion, Traffix and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the identity of the persons who may, under SEC rules, be deemed to be “participants” in the solicitation of proxies, and a description of their direct and indirect interests in the solicitation, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.